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                                                                    Exhibit 23.1




                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the use of our reports (and to all references to our Firm) included in or made a part of this Form S-8 registration statement under the Securities Act of 1933 for IDEXX Laboratories, Inc., regarding the shares to be issued under the Company's 1998 Stock Incentive Plan.




                                                     ARTHUR ANDERSEN LLP


Boston, Massachusetts
June 10, 1998